Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

LATTICE SEMICONDUCTOR CORPORATION

(As amended as of December 14, 2023)

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TABLE OF CONTENTS

(Continued)

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TABLE OF CONTENTS

(Continued)

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AMENDED AND RESTATED BYLAWS

OF

LATTICE SEMICONDUCTOR CORPORATION

ARTICLE I

CORPORATE OFFICES

1.1    REGISTERED OFFICE

The registered office of the corporation (the “corporation”) shall be fixed in the certificate of incorporation of the corporation.

1.2    OTHER OFFICES

The corporation may at any time establish other offices.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1    PLACE OF MEETINGS

Meetings of stockholders shall be held at a place, if any, within or outside the State of Delaware, designated by the board of directors of the corporation (the “board of directors”). The board of directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with the General Corporation Law of Delaware. In the absence of any such designation or determination, stockholders’ meetings shall be held at the principal executive office of the corporation.

2.2    ANNUAL MEETING

An annual meeting of the stockholders shall be held each year on such date and at such time as designated by the board of directors for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting in accordance with Section 2.17 of these bylaws.

2.3    SPECIAL MEETING

(a)    Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the General Corporation Law of Delaware or by the certificate of incorporation, may be called by a majority of the total number of authorized directors of the board of directors, the chairperson of the board of directors or the chief executive officer, but a special meeting may not be called by any other person or persons and any power of stockholders to call a special meeting of stockholders is specifically denied.

(b)    The notice of a special meeting shall include the purpose for which the meeting is called. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the board of directors, the chairperson of the board of directors or the chief executive officer. Nothing contained in this paragraph (b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

2.4    NOTICE OF STOCKHOLDERS’ MEETINGS

All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.5 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. The notice shall specify the place, if any, date, and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Any previously scheduled meeting of the stockholders may be canceled, postponed or rescheduled by resolution of the board of directors at any time, before or after notice for such meeting has been sent to the stockholders.

2.5    MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE; NOTICE TO STOCKHOLDERS SHARING AN ADDRESS

(a)    Notice of any meeting of stockholders shall be given in the manner set forth in Section 232 of the General Corporation Law of Delaware. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(b)    Except as otherwise prohibited under the General Corporation Law of Delaware, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under the provisions of the General Corporation Law of Delaware, the certificate of incorporation or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice. This Section 2.5(b) shall not apply to Sections 164, 296, 311, 312 or 324 of the General Corporation Law of Delaware.

2.6    RESERVED.

2.7    QUORUM

The holders of a majority of the voting power of the capital stock of the corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by the General Corporation Law of Delaware or by the certificate of incorporation, these bylaws or the rules of any applicable stock exchange on which the corporation’s securities are listed. Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise required by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange on which the corporation’s securities are listed. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting or (ii) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting.

2.8    ADJOURNED MEETING; NOTICE

Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairperson of the meeting or by the vote of a majority of the shares casting votes, excluding abstentions, whether or not a quorum is present. Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), if any, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are provided in a manner set forth in Section 222(c) of the General Corporation Law of Delaware. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213 of the General Corporation Law of Delaware and these bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

2.9    ORGANIZATION

Meetings of stockholders shall be presided over by: (i) the chairperson of the meeting designated by the board of directors; (ii) in the absence of such designation, the chairperson of the board of directors, if any, or the chief executive officer (in the absence of the chairperson of the board of directors); or (iii) in the absence of the foregoing persons, any other executive officer of the corporation. The secretary or in such person’s absence an assistant secretary or in the absence of the secretary and all assistant secretaries a person whom the chairperson of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof.

The board of directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the board of directors, if any, the chairperson of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the chairperson of the meeting, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies, and such other persons as the chairperson shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot. Unless and to the extent determined by the board of directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

2.10    INSPECTORS OF ELECTION

Before any meeting of stockholders, the corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If any person appointed as inspector fails to appear or fails or refuses to act, and if no alternative inspector has been designated by the board or if so designated fails to appear or fails or refuses to act, then the chairperson of the meeting shall appoint one or more persons to act at the meeting. The inspectors shall have the duties prescribed pursuant to Section 231 of the General Corporation Law of Delaware. The inspectors shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are multiple inspectors, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.

2.11    VOTING

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.14 of these bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

Except as may be otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder as of the applicable record date that has voting power upon the matter in question.

When a quorum is present at any meeting, in all matters other than the election of directors, the affirmative vote of the holders of a majority of the voting power of the capital stock present in person or represented by proxy and entitled to vote on the subject matter shall decide any question properly brought before such meeting, unless the question is one upon which, by express provision of the General Corporation Law of Delaware, the certificate of incorporation, these bylaws or the rules of the stock exchange on which the corporation’s securities are listed, a different vote is provided, in which case such express provision shall govern and control the decision of the question. Except as otherwise required by law, the certificate of incorporation or these bylaws, a nominee for director shall be elected to the board of directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Notwithstanding the prior sentence, directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (a) (i) the secretary receives a notice that a stockholder has nominated a person for election to the board of directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 2.17 of these bylaws; and (ii) such nomination has not been withdrawn by such stockholder on or prior to the date that is ten (10) calendar days in advance of the date that the corporation files its definitive proxy statement (regardless of whether thereafter revised or supplemented) for such meeting with the Securities and Exchange Commission; or (b) the number of director nominees otherwise exceeds the number of directors to be elected at such meeting. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. Broker non-votes and abstentions will be considered for purposes of establishing a quorum at any meeting of stockholders, but will not be considered as votes cast for or against a nominee, if applicable. Except as otherwise provided by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange on which the corporation’s securities are listed, where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors, the affirmative vote of the majority of the voting power of the outstanding shares of such class or series or classes or series present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of such class or series or classes or series.

2.12    WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

2.13    STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise provided in the certificate of incorporation, any action required by statute to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing or by electronic transmission setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Every written consent purporting to take or authorizing the taking of corporate action and/or related revocations (each such written consent and related revocation is referred to in this Section 2.13 as a “Consent”) shall bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by this Section 2.13, Consents signed by a sufficient number of stockholders to take such action are so delivered to the corporation and not revoked.

A consent shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery to the corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

In the event of the delivery to the corporation of a Consent, the secretary shall provide for the safe-keeping of such Consent and shall promptly conduct such ministerial review of the sufficiency of the Consents and of the validity of the action to be taken by stockholder consent as he or she deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent; provided, however, that if the corporate action to which the Consent relates is the removal or replacement of one or more members of the board of directors, the secretary shall promptly designate two persons, who shall not be members of the board of directors, to serve as inspectors with respect to such Consent and such inspectors shall discharge the functions of the secretary under this Section 2.13. If after such investigation the secretary or the inspectors (as the case may be) shall determine that the Consent is valid and that the action therein specified has been validly authorized, that fact shall forthwith be certified on the records of the corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action. In conducting the investigation required by this Section 2.13, the secretary or the inspectors (as the case may be) may, at the expense of the corporation, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate to assist them, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

2.14    RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS

(a)    In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the board of directors so fixes a date for determining the stockholders entitled to notice of a meeting of stockholders or any adjournment thereof, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of Section 213 of the General Corporation Law of Delaware and this Section 2.14 at the adjourned meeting.

(b)    In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secretary, request the board of directors to fix a record date for such purpose. The board of directors may fix a record date for such purpose which shall be no more than ten (10) days after the date on which the resolution fixing the record date is adopted by the board of directors and shall not precede the date such resolution is adopted. If no record date has been fixed by the board of directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in the manner described in Section 2.13. If no record date has been fixed by the board of directors and prior action by the board of directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

(c)    In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

2.15    PROXIES

Each stockholder entitled to vote at a meeting of stockholders or to take corporate action by written consent without a meeting, or such stockholder’s authorized officer, director, employee or agent, may authorize another person or persons to act for such stockholder by proxy authorized by a document or by a transmission permitted by law filed in accordance with the procedure established for the meeting or other action, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The authorization of a person to act as a proxy may be documented, signed and delivered in accordance with Section 116 of the General Corporation Law of Delaware; provided that such authorization shall set forth, or be delivered with information enabling the corporation to determine, the identity of the stockholder granting such authorization. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.

2.16    LIST OF STOCKHOLDERS ENTITLED TO VOTE

The corporation shall prepare, no later than the tenth day before each meeting of stockholders and in accordance with Section 219 of the General Corporation Law of Delaware, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. To the extent required by Section 219 of the General Corporation Law of Delaware, such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of ten days ending on the day before the meeting date (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. The method by which the corporation makes the list available in accordance with the preceding sentence shall be determined by the corporation in its sole discretion. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.

2.17    NOMINATIONS AND STOCKHOLDER BUSINESS

(a)    Annual Meetings of Stockholders.

(i)    Nominations of persons for election to the board of directors or the proposal of other business to be transacted by the stockholders at an annual meeting of stockholders may be made only (1) pursuant to the corporation’s notice of meeting (or any supplement thereto); (2) by or at the direction of the board of directors, or any committee thereof that has been formally delegated authority to nominate such persons or propose such business pursuant to a resolution adopted by the board of directors; (3) as may be provided in the certificate of designations for any class or series of preferred stock; or (4) by any stockholder of the corporation who (A) is a stockholder of record at the time of giving of the notice contemplated by Section 2.17(a)(ii); (B) is a stockholder of record on the record date for the determination of stockholders entitled to notice of the annual meeting; (C) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the annual meeting; (D) is a stockholder of record at the time of the annual meeting; and (E) complies with the procedures set forth in this Section 2.17(a).

(ii)    For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (4) of Section 2.17(a)(i), the stockholder must have given timely notice in writing to the secretary of the corporation (the “secretary”) and any such nomination or proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be received by the secretary at the principal executive offices of the corporation no earlier than 8:00 a.m., Pacific time, on the 120th day and no later than 5:00 p.m., Pacific time, on the 90th day prior to the day of the first anniversary of the preceding year’s annual meeting of stockholders as first specified in the corporation’s notice of such annual meeting (without regard to any adjournment, rescheduling, postponement or other delay of such annual meeting occurring after such notice was first sent). However, if no annual meeting of stockholders was held in the preceding year, or if the date of the annual meeting for the current year has been changed by more than 25 days from the first anniversary of the preceding year’s annual meeting, then to be timely such notice must be received by the secretary at the principal executive offices of the corporation no earlier than 8:00 a.m., Pacific time, on the 120th day prior to the day of the annual meeting and no later than 5:00 p.m., Pacific time, on the later of the 90th day prior to the day of the annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the annual meeting was first made by the corporation. In no event will the adjournment, rescheduling, postponement or other delay of any annual meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. In no event may a stockholder provide notice with respect to a greater number of director candidates than there are director seats subject to election by stockholders at the annual meeting. If the number of directors to be elected to the board of directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors at least 10 days before the last day that a stockholder may deliver a notice of nomination pursuant to the foregoing provisions, then a stockholder’s notice required by this Section 2.17(a)(ii) will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the secretary at the principal executive offices of the corporation no later than 5:00 p.m., Pacific time, on the 10th day following the day on which such public announcement is first made. “Public announcement” means disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934 (as amended and inclusive of rules and regulations thereunder, the “1934 Act”) or by such other means as is reasonably designed to inform the public or stockholders of the corporation in general of such information, including, without limitation, posting on the corporation’s investor relations website.

(iii)    A stockholder’s notice to the secretary must set forth:

(a)    as to each person whom the stockholder proposes to nominate for election as a director:

(i)    such person’s name, age, business address, residence address and principal occupation or employment; the class and number of shares of the corporation that are held of record or are beneficially owned by such person and any Derivative Instruments (defined below) held or beneficially owned by such person, including the full notional amount of any securities that, directly or indirectly, underlie any Derivative Instrument, and any other agreement, arrangement or understanding that has been made the effect or intent of which is to create or mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of such person with respect to the corporation’s securities; and all information relating to such person that is required to be disclosed in connection with solicitations of proxies for the contested election of directors, or is otherwise required, in each case pursuant to Section 14 of the 1934 Act;

(ii)    a written statement executed by such person (w) consenting to being named as a nominee of such stockholder, (x) consenting to being named in the corporation’s form of proxy pursuant to Rule 14a-19 under the 1934 Act, (y) consenting to serving as a director of the corporation if elected, and (z) constituting an executed irrevocable, conditional resignation of such person in accordance with the corporation’s Corporate Governance Policies (as amended from time to time);

(iii)    any direct or indirect compensatory, payment, indemnification or other financial agreement, arrangement or understanding that such person has, or has had within the past three years, with any person or entity other than the corporation (including, without limitation, the amount of any payment or payments received or receivable thereunder), in each case in connection with candidacy or service as a director of the corporation (such agreement, arrangement or understanding, a “Third-Party Compensation Arrangement”); and

(iv)    a description of any other material relationships between such person and such person’s respective affiliates and associates, or others acting in concert with them, on the one hand, and such stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert with them, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such stockholder, beneficial owner, affiliate or associate were the “registrant” for purposes of such rule and such person were a director or executive officer of such registrant;

(b)    as to any other business that the stockholder proposes to bring before the annual meeting:

(i)    a brief description of the business desired to be brought before the annual meeting;

(ii)    the text of the proposal or business (including the text of any resolutions proposed for consideration and, if applicable, the text of any proposed amendment to these bylaws);

(iii)    the reasons for conducting such business at the annual meeting;

(iv)    any material interest in such business of such stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates and associates, or others acting in concert with them; and

(v)    all agreements, arrangements and understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates or associates or others acting in concert with them, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and

(c)    as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(i)    the name and address of such stockholder (as they appear on the corporation’s books), of such beneficial owner and of their respective affiliates or associates or others acting in concert with them;

(ii)    for each class or series, the number of shares of stock of the corporation that are, directly or indirectly, held of record or are beneficially owned by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them;

(iii)    any agreement, arrangement or understanding between such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, and any other person or persons (including, in each case, their names) in connection with the proposal of such nomination or other business;

(iv)    any agreement, arrangement or understanding (including, without limitation and regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, with respect to the corporation’s securities (any of the foregoing, a “Derivative Instrument”) including the full notional amount of any securities that, directly or indirectly, underlie any Derivative Instrument, and any other agreement, arrangement or understanding that has been made the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for or increase or decrease the voting power of such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, with respect to the corporation’s securities;

(v)    any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them has a right to vote any shares of any security of the corporation;

(vi)    any rights to dividends on the corporation’s securities owned beneficially by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, that are separated or separable from the underlying security;

(vii)    any proportionate interest in the corporation’s securities or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;

(viii)    any performance-related fees (other than an asset-based fee) that such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is entitled to based on any increase or decrease in the value of the corporation’s securities or Derivative Instruments, including, without limitation, any such interests held by members of the immediate family of such persons sharing the same household;

(ix)    any significant equity interests or any Derivative Instruments in any principal competitor of the corporation that are held by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them;

(x)    any direct or indirect interest of such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (in each case, including, without limitation, any employment agreement, collective bargaining agreement or consulting agreement);

(xi)    any material pending or threatened legal proceeding in which such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is a party or material participant involving the corporation or any of its officers, directors or affiliates;

(xii)    any material relationship between such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, on the one hand, and the corporation or any of its officers, directors or affiliates, on the other hand;

(xiii)    a representation and undertaking that the stockholder is a holder of record of stock of the corporation as of the date of submission of the stockholder’s notice and intends to appear in person or by proxy at the annual meeting to bring such nomination or other business before the annual meeting;

(xiv)    a representation and undertaking as to whether such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them intends, or is part of a group that intends, to (x) deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the corporation’s then-outstanding stock required to approve or adopt the proposal or to elect each such nominee (which representation and undertaking must include a statement as to whether such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them intends to solicit the requisite percentage of the voting power of the corporation’s stock under Rule 14a‑19 of the 1934 Act); or (y) otherwise solicit proxies from stockholders in support of such proposal or nomination;

(xv)    any other information relating to such stockholder, such beneficial owner, or their respective affiliates or associates or others acting in concert with them, or director nominee or proposed business that, in each case, would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee (in a contested election of directors) or proposal pursuant to Section 14 of the 1934 Act; and

(xvi)    such other information relating to any proposed item of business as the corporation may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action.

(iv)    In addition to the requirements of this Section 2.17, to be timely, a stockholder’s notice (and any additional information submitted to the corporation in connection therewith) must further be updated and supplemented (1) if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date(s) for determining the stockholders entitled to notice of, and to vote at, the annual meeting and as of the date that is 10 business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof and (2) to provide any additional information that the corporation may reasonably request. Such update and supplement or additional information, if applicable (including, if requested pursuant to Section 2.17(a)(iii)(c)(xvi)), must be received by the secretary at the principal executive offices of the corporation, in the case of a request for additional information, promptly following a request therefor, which response must be received by the secretary not later than such reasonable time as is specified in any such request from the corporation or, in the case of any other update or supplement of any information, not later than five business days after the record date(s) for the annual meeting (in the case of any update and supplement required to be made as of the record date(s)), and not later than eight business days prior to the date for the annual meeting or any adjournment, rescheduling, postponement or other delay thereof (in the case of any update or supplement required to be made as of 10 business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof). No later than five business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof, a stockholder nominating individuals for election as a director will provide the corporation with reasonable evidence that such stockholder has met the requirements of Rule 14a‑19. The failure to timely provide such update, supplement, evidence, or additional information shall result in the nomination or proposal no longer being eligible for consideration at the annual meeting. If the stockholder fails to comply with the requirements of Rule 14a‑19 (including because the stockholder fails to provide the corporation with all information or notices required by Rule 14a‑19), then the director nominees proposed by such stockholder shall be ineligible for election at the annual meeting and any votes or proxies in respect of such nomination shall be disregarded, notwithstanding that such proxies may have been received by the corporation and counted for the purposes of determining quorum. For the avoidance of doubt, the obligation to update and supplement, or provide additional information or evidence, as set forth in these bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines pursuant to these bylaws or enable or be deemed to permit a stockholder who has previously submitted notice pursuant to these bylaws to amend or update any nomination or to submit any new nomination. No disclosure pursuant to these bylaws will be required with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is the stockholder submitting a notice pursuant to this Section 2.17 solely because such broker, dealer, commercial bank, trust company or other nominee has been directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.

(b)    Special Meetings of Stockholders. Except to the extent required by the General Corporation Law of Delaware, and subject to Section 2.3(a), special meetings of stockholders may be called only in accordance with the corporation’s certificate of incorporation and these bylaws. Only such business will be conducted at a special meeting of stockholders as has been brought before the special meeting pursuant to the corporation’s notice of meeting. If the election of directors is included as business to be brought before a special meeting in the corporation’s notice of meeting, then nominations of persons for election to the board of directors at such special meeting may be made by any stockholder who (i) is a stockholder of record at the time of giving of the notice contemplated by this Section 2.17(b); (ii) is a stockholder of record on the record date for the determination of stockholders entitled to notice of the special meeting; (iii) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the special meeting; (iv) is a stockholder of record at the time of the special meeting; and (v) complies with the procedures set forth in this Section 2.17(b) (with such procedures that the corporation deems to be applicable to such special meeting). For nominations to be properly brought by a stockholder before a special meeting pursuant to this Section 2.17(b), the stockholder’s notice must be received by the secretary at the principal executive offices of the corporation no earlier than 8:00 a.m., Pacific time, on the 120th day prior to the day of the special meeting and no later than 5:00 p.m., Pacific time, on the 10th day following the day on which public announcement of the date of the special meeting was first made. In no event will any adjournment, rescheduling, postponement or other delay of a special meeting or any announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice to the secretary must comply with the applicable notice requirements of Section 2.17(a)(iii) with references therein to “annual meeting” deemed to mean “special meeting” for the purposes of this final sentence of this Section 2.17(b).

(c)    Other Requirements and Procedures.

(i)    To be eligible to be a nominee of any stockholder for election as a director of the corporation, the proposed nominee must provide to the secretary, in accordance with the applicable time periods prescribed for delivery of notice under Section 2.17(a)(ii) or Section 2.17(b):

(a)    a signed and completed written questionnaire (in the form provided by the secretary at the written request of the nominating stockholder, which form will be provided by the secretary within 10 days of receiving such request) containing information regarding such nominee’s background and qualifications and such other information as may reasonably be required by the corporation to determine the eligibility of such nominee to serve as a director of the corporation or to serve as an independent director of the corporation;

(b)    a written representation and undertaking that, unless previously disclosed to the corporation, such nominee is not, and will not become, a party to any voting agreement, arrangement, commitment, assurance or understanding with any person or entity as to how such nominee, if elected as a director, will vote on any issue;

(c)    a written representation and undertaking that, unless previously disclosed to the corporation, such nominee is not, and will not become, a party to any Third-Party Compensation Arrangement;

(d)    a written representation and undertaking that, if elected as a director, such nominee would be in compliance, and will continue to comply, with the corporation’s corporate governance, conflict of interest, confidentiality, stock ownership and trading guidelines, and other policies and guidelines applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the secretary will provide to such proposed nominee all such policies and guidelines then in effect); and

(e)    a written representation and undertaking that such nominee, if elected, intends to serve a full term on the board of directors.

(ii)    At the request of the board of directors, any person nominated by the board of directors for election as a director must furnish to the secretary the information that is required to be set forth in a stockholder’s notice of nomination that pertains to such nominee.

(iii)    No person will be eligible to be nominated by a stockholder for election as a director of the corporation or to be seated as a director of the corporation, unless nominated and elected in accordance with the procedures set forth in this Section 2.17. No business proposed by a stockholder will be conducted at a stockholder meeting except in accordance with this Section 2.17.

(iv)    The chairperson of the applicable meeting of stockholders will, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws or that other proposed business was not properly brought before the meeting. If the chairperson of the meeting should so determine, then the chairperson of the meeting will so declare to the meeting and the defective nomination will be disregarded or such business will not be transacted, as the case may be.

(v)    Notwithstanding anything to the contrary in this Section 2.17, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear in person at the meeting to present a nomination or other proposed business, such nomination will be disregarded or such proposed business will not be transacted, as the case may be, notwithstanding that proxies in respect of such nomination or business may have been received by the corporation and counted for purposes of determining a quorum. For purposes of this Section 2.17 to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting.

(vi)    Without limiting this Section 2.17, a stockholder must also comply with all applicable requirements of the 1934 Act with respect to the matters set forth in this Section 2.17, it being understood that (1) any references in these bylaws to the 1934 Act are not intended to, and will not, limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.17; and (2) compliance with clause (4) of Section 2.17(a)(i) and with Section 2.17(b) are the exclusive means for a stockholder to make nominations or submit other business (other than as provided in Section 2.17(c)(vii)).

(vii)    Notwithstanding anything to the contrary in this Section 2.17, the notice requirements set forth in these bylaws with respect to the proposal of any business pursuant to this Section 2.17 will be deemed to be satisfied by a stockholder if (1) such stockholder has submitted a proposal to the corporation in compliance with Rule 14a‑8 under the 1934 Act; and (2) such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for the meeting of stockholders. Subject to Rule 14a‑8 and other applicable rules and regulations under the 1934 Act, nothing in these bylaws will be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the corporation’s proxy statement any nomination of a director or any other business proposal.

ARTICLE III

DIRECTORS

3.1    POWERS

Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certificate of incorporation, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

3.2    NUMBER OF DIRECTORS

The board of directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the board of directors. The number of authorized directors also may be modified from time to time by amendment of this Section 3.2 in accordance with the provisions of Article IX hereof. Except as provided in Section 3.3 and Section 3.4 of these bylaws, and subject to the rights of the holders of any outstanding series of preferred stock of the corporation, the directors shall be elected by the stockholders at their annual meeting in each year.

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

A majority of the corporation’s directors shall be independent, as that term is defined in the corporation’s then current Corporate Governance Policies and in the then current rules and regulations of the national securities exchange upon which the corporation’s stock is then listed or the national securities association on whose automated quotation system the corporation’s stock is then listed; provided that if at the time of determining the independence of one or more directors the corporation does not have Corporate Governance Policies in effect and the corporation’s stock is not listed on any national securities exchange or the automated quotation system of a national securities association, then the term independent shall be as defined by applicable rules and regulations of the Securities and Exchange Commission or such other method as determined by the board of directors.

3.3    ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

(a)    Subject to the rights of the holders of any outstanding series of preferred stock of the corporation, all directors shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders.

(b)    Subject to Section 3.4, each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, retirement, resignation, disqualification or removal.

(c)    Elections of directors shall be by written ballot, unless otherwise provided in the certificate of incorporation; if authorized by the board of directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must be either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

3.4    RESIGNATION AND VACANCIES

Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. A resignation that is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the certificate of incorporation or these bylaws, when one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Unless otherwise provided in the certificate of incorporation or these bylaws or permitted in the specific case by resolution of the board of directors, and subject to the rights of holders of preferred stock of the corporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by stockholders.

3.5    PLACE OF MEETINGS; MEETINGS BY TELEPHONE

The board of directors may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6    REGULAR MEETINGS

Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

3.7    SPECIAL MEETINGS; NOTICE

Special meetings of the board of directors may be called for any purpose or purposes at any time by the chairperson of the board of directors, the chief executive officer or by one-third or more of the authorized number of directors, provided that the person(s) authorized to call a special meeting of the board of directors may authorize another person or persons to send notice of such meeting.

Notice of the time and place of special meetings shall be delivered personally by hand, by courier or by telephone; sent by United States first-class mail, postage prepaid; sent by facsimile; sent by electronic mail; or otherwise given by electronic transmission, directed to each director at that director’s address, telephone number, facsimile number, electronic mail address or other contact for notice by electronic transmission, as the case may be, as is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally by hand, by courier or by telephone, sent by facsimile, sent by electronic mail, or otherwise given by electronic transmission, it shall be delivered, sent or otherwise directed to each director, as applicable, at least twenty-four (24) hours before the time of the holding of the meeting. All notices given by electronic transmission shall be deemed to have been given as set forth in Section 232 of the General Corporation Law of Delaware. Any oral notice given personally or by telephone may be communicated either to the director directly or by voice recording or to a person whom the person giving the notice has reason to believe will promptly communicate it to the director in lieu of written notice if such notice is communicated at least 24 hours before the time of the holding of the meeting. If the meeting is to be held at the principal executive office of the corporation, the notice need not specify the place of the meeting. Moreover, a notice of special meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

3.8    QUORUM; VOTING

At all meetings of the board of directors, no less than one-third of the authorized number of directors shall constitute a quorum for the transaction of business and the affirmative vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by the General Corporation Law of Delaware or by the certificate of incorporation or these bylaws. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.9    WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

3.10    BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise restricted by the certificate of incorporation or these bylaws, (a) any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board of directors or committee, as the case may be, consent thereto in writing or by electronic transmission and (b) a consent may be documented, signed and delivered in any manner permitted by Section 116 of the General Corporation Law of Delaware. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Section 3.10 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective. After an action is taken, the consent or consents related thereto shall be filed with the minutes of the proceedings of the board of directors, or the committee thereof, in the same paper or electronic form as the minutes are maintained.

3.11    FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors or a committee thereof shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance of each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees of the board of directors may be allowed, and the board of directors shall have the authority to fix, compensation for service as a committee member.

3.12    APPROVAL OF LOANS TO EMPLOYEES

Subject to the provisions of the Sarbanes-Oxley Act of 2002 and other applicable law, the corporation may lend money to, or guarantee any obligation of, or otherwise assist any employee who is not an officer of the corporation or any of its subsidiaries, including any employee who is a director of the corporation or any of its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation.

3.13    REMOVAL OF DIRECTORS

Any director or the entire board of directors may be removed, with or without cause, by stockholders of the corporation in the manner specified in the certificate of incorporation and applicable law.

3.14    EXECUTIVE SESSIONS

At every meeting of the board of directors, the chairperson of the board of directors (if a chairperson is then in office and is independent, as defined in Section 3.2 above) or the lead independent director (if there is no chairperson then in office or the chairperson is not independent) may preside over executive sessions at which non-independent directors are not present.

ARTICLE IV

COMMITTEES

4.1    COMMITTEES OF DIRECTORS

The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in these bylaws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the General Corporation Law of Delaware to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the corporation.

4.2    MEETINGS AND ACTION OF COMMITTEES

Unless otherwise provided by the board of directors, meetings and actions of committees and subcommittees shall be governed by, and held and taken in accordance with, the following provisions of these bylaws: Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum and voting), Section 3.9 (waiver of notice), and Section 3.10 (action without a meeting), with such changes in the context of those bylaws as are necessary to substitute the committee or subcommittee and its members for the board of directors and its members; provided, however, that the time and place of regular meetings and special meetings of committees or subcommittees may also be called by resolution of the board of directors or by resolution of the committee or subcommittee, and that notice of special meetings of committees and subcommittees shall also be given to all alternate members, if any, who shall have the right to attend all meetings of the committee or subcommittee. The board of directors or a committee or subcommittee may also adopt other rules for the government of any committee or subcommittee. Unless otherwise provided in the certificate of incorporation, these bylaws or the resolutions of the board of directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

ARTICLE V

OFFICERS

5.1    OFFICERS

The officers of the corporation shall be a chief executive officer, one or more vice presidents, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairperson of the board of directors, a president, one or more assistant vice presidents, assistant secretaries, assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

5.2    APPOINTMENT OF OFFICERS

The board of directors shall appoint the officers of the corporation, except (i) such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws and (ii) if the board of directors determines in its discretion to have a chairperson of the board of directors, the chairperson of the board of directors shall be appointed by majority vote of the independent directors.

5.3    SUBORDINATE OFFICERS

The board of directors may appoint, or empower any officer to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors, or for the avoidance of doubt, any duly authorized committee or subcommittee thereof or any officer who has been conferred such power of determination, may from time to time determine.

5.4    REMOVAL AND RESIGNATION OF OFFICERS

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors or, for the avoidance of doubt, by any duly authorized committee or subcommittee thereof or by any officer who has been conferred such power of removal.

Any officer may resign at any time by delivering notice of his or her resignation in writing or by electronic transmission to the corporation. Any resignation shall take effect at the date of the receipt of the notice of resignation or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5    VACANCIES IN OFFICES

Any vacancy occurring in any office of the corporation shall be filled as provided under Section 5.2 or Section 5.3 of these bylaws.

5.6    CHAIRPERSON OF THE BOARD

The chairperson of the board of directors, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to such person by the board of directors or as may be prescribed by these bylaws. If there is no chief executive officer, then the chairperson of the board of directors shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.7 of these bylaws.

5.7    CHIEF EXECUTIVE OFFICER

Subject to such supervisory powers, if any, as may be given by the board of directors to the chairperson of the board of directors, if there be such an officer, the chief executive officer shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. In the absence or nonexistence of a chairperson of the board of directors, the chief executive officer shall preside at all meetings of the board of directors. The chief executive officer shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

5.8    PRESIDENT

In the absence or disability of the chief executive officer, the president, if any, shall perform all the duties of the chief executive officer. When acting as the chief executive officer, the president shall have all the powers of, and be subject to all the restrictions upon, the chief executive officer. The president shall have such other powers and perform such other duties as from time to time may be prescribed for such person by the board of directors, these bylaws, the chief executive officer or the chairperson of the board of directors.

5.9    VICE PRESIDENT

In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the chief executive officer, the president or the chairperson of the board of directors.

5.10    SECRETARY

The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the board of directors, a stock ledger, or a duplicate stock ledger, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by the General Corporation Law of Delaware or by these bylaws. The secretary shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

5.11    CHIEF FINANCIAL OFFICER

The chief financial officer shall be the treasurer of the corporation, and shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. The chief financial officer shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the chief executive officer and directors, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

5.12    ASSISTANT SECRETARY

The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

5.13    ASSISTANT TREASURER

The assistant treasurer, or, if there is more than one, the assistant treasurers, in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the chief financial officer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

5.14    AUTHORITY AND DUTIES OF OFFICERS

In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors and, to the extent not so provided, as generally pertain to such office, subject to the control of the board of directors.

ARTICLE VI

INDEMNITY

6.1    INDEMNIFICATION OF DIRECTORS AND OFFICERS IN THIRD PARTY PROCEEDINGS

Subject to the other provisions of this Article VI and other than an action by or in the right of the corporation, the corporation shall indemnify, to the fullest extent permitted by the General Corporation Law of Delaware, as now or hereinafter in effect, any person who was or is, or is threatened to be made, a party to or participant in any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or proceeding, whether civil, criminal, administrative or investigative, including any appeal therefrom (collectively, a “Proceeding”), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the corporation (or any predecessor), or is or was a director or officer of the corporation serving at the request of the corporation (or any predecessor) as a director, officer, employee, agent, trustee, general partner, managing member or fiduciary of the corporation or another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise (or any predecessor of such entities), including service with respect to an employee benefit plan maintained or sponsored by the corporation (or any predecessor) (an “Indemnitee”), against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred or suffered by such Indemnitee or on such Indemnitee’s behalf in connection with such Proceeding, or any claim, issue or matter therein, if such Indemnitee acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such Indemnitee’s conduct was unlawful. The termination of any Proceeding or of any claim by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that an Indemnitee did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, that such Indemnitee had reasonable cause to believe that such person’s conduct was unlawful.

6.2    INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS BY OR IN THE RIGHT OF THE COMPANY

Subject to the other provisions of this Article VI, the corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any Indemnitee if such Indemnitee was or is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnitee in connection with the defense or settlement of such Proceeding, or any claim, issue or matter therein, if such Indemnitee acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such Indemnitee shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

6.3    SUCCESSFUL DEFENSE

To the extent that a present or former director or officer (for purposes of this Section 6.3 only, as such term is defined in Section 145(c)(1) of the DGCL) of the corporation has been successful on the merits or otherwise in defense of any Proceeding described in Section 6.1 or Section 6.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The corporation may indemnify any other person who is not a present or former director or officer of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent he or she has been successful on the merits or otherwise in defense of any Proceeding described in Section 6.1 or Section 6.2, or in defense of any claim, issue or matter therein.

6.4    RIGHT TO ADVANCEMENT OF EXPENSES

An Indemnitee shall also have the right to be paid by the corporation the expenses (including attorneys’ fees) actually and reasonably incurred in defending against any such Proceeding in advance of its final disposition (an “Advancement of Expenses”), such Advancement of Expenses to be paid by the corporation as soon as reasonably practicable, but in any event no later than twenty (20) calendar days after the receipt by the corporation of a written statement(s) requesting such Advancement of Expenses (which shall include invoices received by such person in connection with such expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditure made that would cause such Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice) and an undertaking by or on behalf of such Indemnitee to repay all amounts so advanced if it should ultimately be determined that such Indemnitee is not entitled to be indemnified for such expenses under this Article VI or the General Corporation Law of Delaware. Advancements of Expenses shall be unsecured and interest free and made without regard to an Indemnitee’s ability to repay such advances. The right to Advancement of Expenses shall not apply to any Proceeding (or any part of any Proceeding) for which indemnity is excluded pursuant to these bylaws, but shall apply to any Proceeding (or any part of any Proceeding) referenced in Section 6.9(b) or 6.9(c) prior to a determination that the person is not entitled to be indemnified by the corporation.

6.5    PROCEDURES AND RIGHT OF INDEMNITEE TO BRING SUIT

(a)    To obtain indemnification under this Article VI, an Indemnitee shall submit to the corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. Any delay in providing the request will not relieve the corporation from its obligations under this Article VI, except to the extent such failure is prejudicial.

(b)    Upon such written request, a determination with respect to the Indemnitee’s entitlement thereto shall be made as follows: (a) if requested by the Indemnitee, by Independent Counsel (as defined below); or (b) if no request is made by the Indemnitee for a determination by Independent Counsel, (i) by the board of directors by a majority vote consisting of Disinterested Directors (as defined below), though less than a quorum; (ii) by a committee of such Disinterested Directors designated by majority vote of such directors, even though less than a quorum; (iii) if there are no Disinterested Directors or the Disinterested Directors so direct, by Independent Counsel in a written opinion to the board of directors, a copy of which shall be delivered to the Indemnitee; or (iv) if the board of directors so directs, by the stockholders of the corporation. If it is so determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within forty-five (45) calendar days after such determination.

(c)    In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by the board of directors and the corporation shall give written notice to the Indemnitee advising him or her of the identity of the Independent Counsel so selected, unless there shall have occurred within two (2) years prior to the date of the commencement of the Proceeding for which indemnification is claimed a Change of Control (as defined below), in which case the Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the board of directors), and the Indemnitee shall give written notice to the corporation advising it of the identity of the Independent Counsel so selected.

(d)    In the event that (i) a determination is made pursuant to this Section 6.5 that an Indemnitee is not entitled to indemnification, (ii) Advancement of Expenses is not paid within twenty (20) calendar days after receipt of a request therefore by the corporation, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 6.5(b) within ninety (90) days after the later of the receipt by the corporation of the request for indemnification or the final disposition of the Proceeding, (iv) payment of indemnification pursuant to this Article VI is not paid in full by the corporation (A) within forty-five (45) calendar days after a determination has been made by the corporation as set forth above, or (B) with respect to indemnification pursuant to Section 6.3, within thirty (30) days after receipt by the corporation of a written request therefor, or (v) the corporation or any other person or entity takes or threatens to take any action to declare this Article VI void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, the Indemnitee shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or Advancement of Expenses. The Indemnitee shall commence such proceeding seeking an adjudication within one hundred and eighty (180) days following the date on which the Indemnitee first has the right to commence such proceeding pursuant to this Section 6.5(d); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by an Indemnitee to enforce his or her rights under Section 6.3.

(e)    Neither the failure of the corporation (including its board of directors, any committee or subgroup of the board of directors, Independent Counsel or its stockholders) to have made a determination that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor an actual determination by the corporation (including its board of directors, any committee or subgroup of the board of directors, Independent Counsel or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has or has not met the applicable standard of conduct. In the event that a determination shall have been made pursuant to Section 6.5(b) that an Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to Section 6.5(d) shall be conducted in all respects as a de novo trial, on the merits, and the Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding commenced pursuant to Section 6.5(d), the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, shall, to the fullest extent not prohibited by law, be on the corporation.

(f)    If a determination shall have been made pursuant to this Article VI that the Indemnitee is entitled to indemnification or Advancement of Expenses, the corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 6.5(d). To the fullest extent not prohibited by law, the corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 6.5 that the procedures and presumptions of these bylaws are not valid, binding and enforceable and shall stipulate in such proceeding that the corporation is bound by all the provisions of this Article VI, absent (i) a misstatement by an Indemnitee of a material fact, or an omission of a material fact necessary to make such Indemnitee’s statements not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(g)    To the extent not prohibited by law, the corporation shall indemnify an Indemnitee against all expenses that are incurred by such Indemnitee in connection with any action for indemnification or Advancement of Expenses from the corporation under this Article VI or under any directors’ and officers’ liability insurance policies maintained by the corporation to the extent such Indemnitee is successful in such action, and, if requested by such Indemnitee, shall (as soon as reasonably practicable, but in any event no later than twenty (20) days, after receipt by the corporation of a written request therefor) advance such Expenses to such Indemnitee, subject to the provisions of Section 6.4.

(h)    Notwithstanding anything in this Article VI to the contrary, no determination as to entitlement to indemnification shall be required to be made prior to the final disposition of the Proceeding.

6.6    NON-EXCLUSIVITY OF RIGHTS

The rights to indemnification and to the Advancement of Expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the certificate of incorporation, these bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise. No amendment to, repeal, elimination or modification of this Article VI shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the corporation hereunder in respect of any occurrence or matter arising prior to any such amendment, elimination, repeal or modification. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or Advancement of Expenses than would be afforded currently under the corporation’s certificate of incorporation and these bylaws, the Indemnitee shall enjoy the greater benefits so afforded by such change, subject to the restrictions expressly set forth herein or therein. Except as expressly set forth in this Article VI, no right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as expressly set forth herein, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

If any provision(s) of this Article VI of these bylaws shall be held to be invalid, illegal or unenforceable for any reasons whatsoever, then to the fullest extent permitted by law:

(a)    the validity, legality and enforceability of the remaining provisions of this Article VI shall not in any way be affected or impaired thereby; and

(b)    to the fullest extent possible, the provisions of this Article VI shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

6.7    INSURANCE

The corporation may maintain insurance to protect itself on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, agent, trustee, general partner, managing member or fiduciary of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (or any predecessor of such entities), against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

6.8    INDEMNIFICATION OF OTHERS

The corporation may, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware and as authorized from time to time by the board of directors, grant rights to indemnification and to the Advancement of Expenses to any employee or agent of the corporation or to any other person to the fullest extent of the provisions of this Article VI with respect to the indemnification and Advancement of Expenses of directors and officers of the corporation.

6.9    EXCLUSIONS

Subject to the requirements in Section 6.3 and the General Corporation Law of Delaware, the corporation shall not be obligated under this Article VI to make any indemnity in connection with any Proceeding (or any part of any Proceeding):

(a)    for which payment has actually been made to or on behalf of an Indemnitee under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b)    for an accounting or disgorgement of profits pursuant to Section 16(b) of the 1934 Act, or similar provisions of federal, state or local statutory law or common law, if an Indemnitee is held liable therefor (including pursuant to any settlement arrangements);

(c)    for any reimbursement of the corporation by an Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by such Indemnitee from the sale of securities of the corporation, in either case as required under any clawback or compensation recovery policy adopted by the Company, applicable securities exchange and association listing requirements, including, without limitation, those adopted in accordance with Rule 10D-1 under the 1934 Act and/or the 1934 Act (including any such reimbursements that arise from an accounting restatement of the corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the corporation of profits arising from the purchase and sale by such Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such Indemnitee is held liable therefor (including pursuant to any settlement arrangements);

(d)    initiated by an Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by such Indemnitee against the corporation or its directors, officers, employees, agents or other indemnitees, unless (i) the corporation’s board of directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the corporation under applicable law, (iii) otherwise authorized in Section 6.5 or (iv) otherwise required by applicable law; or

(e)    if prohibited by applicable law.

6.10    DEFINITIONS

For the purposes of this Article VI:

(a)    “Change of Control” means:

(i)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a “Person,” provided, however, that “Person” shall exclude (i) the corporation, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the corporation, and (iii) any corporation owned, directly or indirectly, by the stockholders of the corporation in substantially the same proportions as their ownership of stock of the corporation) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act, provided, however, that “beneficial owner” shall exclude any Person otherwise becoming a beneficial owner by reason of (i) the stockholders of the corporation approving a merger of the corporation with another entity or (ii) the corporation’s board of directors approving a sale of securities by the corporation to such Person) of twenty percent (20%) or more of either (A) the then outstanding shares of common stock of the corporation (the

“Outstanding Corporation Common Stock”), or (B) the combined voting power of the then outstanding voting securities of the corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (I) any acquisition directly from the corporation or any acquisition from other stockholders where (aa) such acquisition was approved in advance by the board of directors, and (bb) such acquisition would not constitute a change of control under subsection (iii) of this definition; (II) any acquisition by the corporation; (III) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the corporation or any corporation controlled by the corporation; or (IV) any acquisition by any corporation pursuant to a transaction which complies with subsections (A), (B) or (C) of subsection (iii) of this definition; or

(ii)    Individuals who, as of the date hereof, constitute the board of directors cease for any reason to constitute at least a majority of the board of directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders, was approved by a vote of at least a majority of the directors then still in office who either were directors as of the date hereof or whose election or nomination for election was previously so approved shall be considered as though such individual were a member of the incumbent board of directors, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies by or on behalf of a Person other than the board of directors; or

(iii)    Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including without limitation a corporation which as a result of such transaction owns the corporation or all or substantially all of the corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the board of directors of the corporation at the time of the execution of the initial agreement, or of the action of the board of directors, providing for such Business Combination; or

(iv)    Approval by the stockholders of a complete liquidation or dissolution of the corporation.

(b)    “Disinterested Director” means a director of the corporation who is not and was not a party to the matter in respect of which indemnification or Advancement of Expenses is sought by the Indemnitee.

(c)    “Independent Counsel” means a law firm, a member of a law firm or an independent practitioner that is experienced in matters of corporation law and (A) neither presently is, nor in the past five years has been, retained to represent (x) the corporation or the applicable Indemnitee in any matter material to either such party (other than as Independent Counsel with respect to matters concerning such Indemnitee under this Article VI, or other Indemnitees under this Article VI), or (y) any other party to the Proceeding giving rise to a claim for indemnification under this Article VI, and (B) who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the corporation or the Indemnitee in an action to determine the Indemnitee’s rights under this Article VI.

Any notice, request or other communication required or permitted to be given to the corporation under this Article VI shall be in writing and either delivered in person or sent by overnight mail or messenger or courier service, or certified or registered mail, postage prepaid, return receipt requested, or as otherwise permitted by Section 232 of the General Corporation Law of Delaware, to the secretary and the general counsel of the corporation and shall be effective only upon receipt by the secretary or general counsel, as applicable of the corporation.

ARTICLE VII

RECORDS AND REPORTS

7.1    MAINTENANCE OF RECORDS

The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books, and other records.

7.2    RESERVED.

7.3    REPRESENTATIONS OF SECURITIES OF OTHER ENTITIES

The chairperson of the board, the chief executive officer, any vice president, the chief financial officer, the secretary or any assistant secretary of this corporation, or any other person authorized by the board of directors, the chief executive officer or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares or other securities of, or interests in, or issued by, any other entity or entities, and all rights incident to any management authority conferred on the corporation in accordance with the governing documents of any entity or entities, standing in the name of this corporation, including the right to act by written consent. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

ARTICLE VIII

GENERAL MATTERS

8.1    CHECKS

From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2    EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3    STOCK CERTIFICATES; PARTLY PAID SHARES

The shares of the corporation shall be represented by certificates, provided that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Unless otherwise provided by resolution of the board of directors, every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the corporation by any two officers of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partially paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.4    SPECIAL DESIGNATION ON CERTIFICATES

If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests a statement of the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to this Section 8.4 or Sections 151, 156, 202(a), 218(a) or 364 of the General Corporation Law of Delaware or with respect to this Section 8.4 a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

8.5    LOST CERTIFICATES

Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.6    CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person. Any reference in these bylaws to a section of the General Corporation Law of Delaware shall be deemed to refer to such section as amended from time to time and any successor provisions thereto.

8.7    DIVIDENDS

The board of directors, subject to any restrictions contained in the certificate of incorporation or applicable law, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of Delaware. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock.

The board of directors may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

8.8    FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

8.9    SEAL

The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporation Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

8.10    TRANSFER OF STOCK

Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by an attorney duly authorized, and, subject to Section 8.5 of these bylaws, if such stock is certificated, upon surrender to the corporation or the transfer agent of the corporation of a certificate or certificates for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer for a like number of shares.

8.11    STOCK TRANSFER AGREEMENTS

The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes or series owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

8.12    REGISTERED STOCKHOLDERS

The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and notices and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the General Corporation Law of Delaware.

ARTICLE IX

AMENDMENTS

9.1    These bylaws may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the board of directors. The fact that such power has been so conferred upon the board of directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws. Notwithstanding the foregoing, in addition to any vote of the holders of any class or series of stock of the corporation required by the General Corporation Law of Delaware or by the certificate of incorporation, an amendment or repeal of all or any portion of Section 2.3 (Special Meeting), Section 3.2 (Number of Directors), Article VI (Indemnification) or this Article IX (Amendments) by the stockholders shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares of voting stock then entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE X

FORUM FOR ADJUDICATION OF CERTAIN DISPUTES

10.1    Unless the corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, stockholder, employee or agent of the corporation to the corporation or the corporation’s stockholders, (iii) any action arising pursuant to any provision of the General Corporation Law of Delaware or the certificate of incorporation or these bylaws (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware; except for, as to each of (i) through (iv) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination).

Unless the corporation provides an Alternative Forum Consent, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any claim asserting a cause of action arising under the Securities Act of 1933, as amended, against any person in connection with any offering of the corporation’s securities, including, without limitation and for the avoidance of doubt, any auditor, underwriter, expert, control person or other defendant.

Any person or entity purchasing, holding or otherwise acquiring any interest in any security of the corporation shall be deemed to have notice of and consented to the provisions of this Section 10.1. This provision shall be enforceable by any party to a claim covered by the provisions of this Section 10.1.